Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-115378; 333-115379; 333-115380; 333-70646; 333-22883; 333-02135 and 333-22881) pertaining to certain employee benefit plans of Tyson Foods, Inc., and the Registration Statements (Form S-3 No. 333-53171 and Form S-3 No. 333-132434) of Tyson Foods, Inc. and related Prospectuses of our reports dated November 19, 2007 (except for those matters described in Note 1 “Business and Summary of Significant Accounting Policies” as it relates to Discontinued Operations and Note 3 “Discontinued Operations,” as to which the date is September 3, 2008), with respect to the consolidated financial statements and schedule of the Company for the year ended September 29, 2007, included in the Company’s Current Report on Form 8-K dated September 4, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Rogers, Arkansas

September 3, 2008